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                                                                   EXHIBIT 10(c)

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into this 2nd day of February, 1995, by and between BANK SOUTH CORPORATION, a Georgia corporation (the "Corporation") and RALPH E. HUTCHINS, JR. ("Executive").

                             W I T N E S S E T H:

         WHEREAS, the parties hereto desire to enter into an agreement for employment of Executive by the Corporation on the terms and conditions hereinafter stated.

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   EMPLOYMENT AND TERM.

              (a) Subject to the terms and conditions of this Agreement, the Corporation hereby employs Executive, and Executive hereby accepts employment, in the metropolitan Atlanta area as Chief Financial Officer of the Corporation.

              (b) Unless earlier terminated as provided herein, Executive's employment under this Agreement shall be for a rolling, three (3) year term (the "Term") commencing on the date hereof (hereinafter referred to as the "Effective Date) and shall be deemed to automatically, without further action by either the Corporation or Executive, extend each day for an additional day, such that the remaining term of the Agreement shall continue to be three (3) years; provided, however, that either party may, by notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the three (3) years following the date of such notice and this Agreement shall terminate upon the expiration of such Term. If no such notice has been given and this Agreement is terminated pursuant to Section 5.1 or Section 5.2 hereof, for the purposes of calculating any damages payable to Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be three years from the date of such termination.

         2. DUTIES. Executive hereby agrees that during the term of this Agreement, he will devote his full time, attention,
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              and energies to the diligent performance of his duties as Chief
              Financial Officer of the Corporation. Executive shall not, without the prior written consent of the Corporation, directly or indirectly, at any time during the term of his employment hereunder: (a) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Corporation; (b) engage in any venture or activity which the Corporation may in good faith consider to be competitive with or adverse to the business of the Corporation or of any affiliate of the Corporation, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than two percent (2%) of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section; or (c) engage in any venture or activity which the Board of Directors of the Corporation may in good faith consider to interfere with Executive's performance of his duties hereunder.

         3. COMPENSATION. In consideration of Executive's services hereunder, the Corporation shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Corporation and shall be subject to such deductions and withholdings as are required by law or policies of the Corporation in effect from time to time, provided that his salary pursuant to Section 3.1 shall be payable not less frequently than monthly):

              3.1 ANNUAL SALARY. During the term of his employment hereunder, the Corporation shall pay to Executive a salary at the rate of Two Hundred Thirty Five Thousand Dollars ($235,000) per annum. Executive's salary will be reviewed by the Board of Directors of the Corporation at the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors, may be increased for such year.

              3.2 INCENTIVE PLANS. The Executive shall be eligible to participate in all long-term and short-term incentive bonus plans sponsored by the Corporation for key employees of the Corporation. Executive's participation in said plans shall be pursuant to the terms of said plans as then in effect from time to time.

              3.3 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Executive shall be entitled to participate in a Supplemental Executive Retirement Plan, a copy of which is attached hereto as Exhibit A.





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              3.4      OTHER BENEFITS.

                       (a) Executive shall be entitled to participate in any other employee benefit plans provided by the Corporation to its employees, including, but not limited to, the employee stock purchase plan and the Section 401(k) plan, for so long as the Corporation provides such benefit plans.

                       (b) Executive shall be entitled to share in any other employee benefits generally provided by the Corporation to its most highly ranking executives for so long as the Corporation provides such benefits.

                       (c) The Corporation shall provide Executive with a Corporation-paid automobile, reasonable club dues for one (1) country club and one (1) business club, personal tax advisory services, and one complete Executive physical examination annually during the term of Executive's employment hereunder.

         4.   OTHER AGREEMENTS.

              4.1      RELATIONSHIP OF THE CORPORATION, EXECUTIVE, AND
                       CUSTOMERS.

                       (a) Executive acknowledges that, prior to and during the term of this Agreement, the Corporation has furnished and will furnish to Executive Confidential Information which could be used by Executive on behalf of a competitor of the Corporation to the Corporation's substantial detriment. Moreover, the parties recognize that Executive during the course of his employment with the Corporation may develop important relationships with customers and others having valuable business relationships with the Corporation. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Section are reasonably necessary to protect the Corporation's legitimate business interests and good will.

                       (b) Executive agrees that he shall protect the Corporation's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement,





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                            any Confidential Information; provided, however,
                            that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Corporation of such order or subpoena to provide the Corporation an opportunity to protect its interests. Executive's obligations under this Section shall survive any expiration or termination of this Agreement.

                       (c) Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Corporation all files, customer lists, management reports, memoranda, research, forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Corporation's equipment and other materials in his possession or control. Executive's obligations under this Section shall survive any expiration or termination of this Agreement.

         5.   TERMINATION.

              5.1 BY CORPORATION. The Corporation shall have the right to terminate Executive's employment under this Agreement at any time during the Term (i) for Cause, as defined herein,
              (ii) if Executive becomes Disabled, or (iii) upon Executive's death. If the Corporation terminates Executive's employment under this Agreement pursuant to clauses (i) through (iii) of this Section 5.1, the Corporation's obligations under this Agreement shall cease as of the date of termination, and the Executive, or his estate, shall be entitled to receive payment of compensation and benefits pursuant to Section 3 (other than Section 3.4(c)) through the date of termination. If the Corporation terminates Executive during the Term of this Agreement other than pursuant to clauses (i) through (iii) of this Section 5.1, Executive shall be entitled to receive, as damages payable as a result of a breach of this Agreement, the compensation and benefits provided in Section 3 (other than Section 3.4(c)) for the remaining Term of the Agreement (and the Executive shall be deemed to be credited with service with the Corporation for such remaining Term for the purposes of the Corporation's option and benefit plans).





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              5.2      BY EXECUTIVE.  Executive shall have the right to
              terminate his employment hereunder if (i) the Corporation fails to make any payments due to Executive hereunder and such failure is not remedied within ten (10) days after written notice of such failure is provided by Executive to the Corporation; (ii) the Corporation materially breaches this Agreement and such breach is not cured within thirty (30) days after written notice of such breach is given by Executive to the Corporation; or (iii) there is an Involuntary Termination. If Executive terminates his employment hereunder pursuant to any of clauses (i) through (iii) of this Section 5.2, Executive shall be entitled to receive, as damages payable as a result of a breach of this Agreement, the compensation and benefits provided in Section 3 (other than Section 3.4(c)) for the remaining Term of the Agreement (and the Executive shall be deemed to be credited with service with the Corporation for such remaining Term for the purposes of the Corporation's option and benefit plans). If Executive terminates his employment other than pursuant to clauses (i) through (iii) of this Section 5.2, the Corporation's obligations under this Agreement shall cease as of the date of such termination, and the Executive shall be entitled to receive the compensation and benefits provided in Section 3 (other than Section 3.4(c)) through the date of such termination.

         6. DEFINITIONS. For purposes of this Agreement the following terms shall have the meanings specified below:

              6.1 "BOARD" or "BOARD OF DIRECTORS" - The term "Board" or "Board of Directors" shall mean the Board of Directors of the Corporation.

              6.2   "CAUSE" - The term "Cause" shall mean either

              (i)   Any act that constitutes, on the part of the Executive,
              (A) fraud, dishonesty, a felony or gross malfeasance of duty and
              (B) that directly results in material injury to the Corporation;

              (ii) Executive's conduct as the Chief Financial Officer of the Corporation is grossly inappropriate and demonstrably likely to lead to material injury to the Corporation, as determined by the Board reasonably and in good faith; or

              (iii) Executive otherwise materially breaches this Agreement;

              provided, however, that in the case of (ii) or (iii) above, such conduct shall not constitute Cause unless the





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              Board shall have delivered to Executive notice setting forth with specificity (A) the conduct deemed to qualify as Cause,
              (B) reasonable action that would remedy such objection, and
              (C) a reasonable time (not less than thirty (30) days) within which Executive may take such remedial action, and Executive shall not have taken such specified remedial action within such specified reasonable time.

              6.3 "CHANGE IN CONTROL" - The term "Change in Control" shall mean either

              (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) within any twelve
              (12) month period of securities of the Corporation representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

              (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

              (iii) consummation of (a) a merger, consolidation or other business combination of the Corporation with any other "person" (as such term is used in Sections 13 (d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Corporation or such surviving entity or parent or an affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

              (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Corporation and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or





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              circumstance constitutes a Change in Control for the purposes of this Agreement.

              6.4 "CONFIDENTIAL INFORMATION" - The term "Confidential Information" shall mean all technical, business, and other information relating to the business of the Corporation or its subsidiaries or affiliates, including, without limitation, technical or nontechnical data, formulae, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity
              as a trade secret.   Confidential Information does not include
              confidential business information which does not constitute a trade secret under applicable law two (2) years after any expiration or termination of this Agreement.

              6.5 "DISABILITY" or "DISABLED" - The term "Disability" or "Disabled" shall mean the Executive's inability, as a result of physical or mental incapacity, to substantially perform his duties for the Corporation on a full-time basis for a period of six (6) months. The determination of whether Executive suffers a Disability or is Disabled shall be made by a physician acceptable to both the Executive and the Corporation.

              6.6 "INVOLUNTARY TERMINATION" - The term "Involuntary Termination" shall mean termination of Executive's employment by the Executive following a Change in Control which, in the judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status, office, title, reporting relationships or working conditions), authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control); (ii) a reduction in the Executive's compensation or benefits; or (iii) a forced relocation of the Executive outside the Atlanta metropolitan area or significant increase in the Executive's travel requirements.





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              6.7   "PERSON"  - The term "Person" shall mean any individual,
              corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

         7. CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Corporation.

         8. OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Corporation from employing other personnel on such terms and conditions as may be satisfactory to the Corporation.

         9. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

              To the Corporation:      Bank South Corporation
                                       P.O. Box 5092
                                       Atlanta, Georgia  30302
                                       Attention:  Compensation Committee

              To Executive:            Bank South Corporation
                                       P.O. Box 5092
                                       Atlanta, Georgia  30302

              Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         10. PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         11. REMEDIES. Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, his actions may cause irreparable harm and damage to the Corporation which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Corporation shall





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              be entitled to injunctive relief, in addition to any other rights or remedies of the Corporation.

         12. WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         13. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto.

         14. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the law of the State of Georgia.

         15. ARBITRATION OF DISPUTES; EXPENSES - The parties agree that all disputes that may arise between them relating to the interpretation or performance of this Agreement, including matters relating to any funding arrangements for the benefits provided under this Agreement, shall be determined by binding arbitration through an arbitrator approved by the American Arbitration Association or other arbitrator mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon the parties and judgment upon the award rendered may be entered in any court having jurisdiction. In the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement, arbitration or otherwise, the Corporation shall promptly pay Executive's reasonable legal fees and expenses incurred in enforcing this Agreement. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with the arbitration, provided that the fee for the arbitrator shall be shared equally.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                  BANK SOUTH CORPORATION


Attest:                           By: /s/ Patrick L. Flinn
         --------------              ---------------------
(SEAL)                               Patrick L. Flinn




                                                   EXECUTIVE


                                                   /s/ Ralph E. Hutchins, Jr.
                                                   --------------------------
                                                   RALPH E. HUTCHINS, JR.





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